EXHIBIT 23.1

CONSENT OF PRICEWATERHOUSECOOPERS,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 8, 2005 relating to the financial statements, which appear in Pharmacyclics, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2005.

/s/ PricewaterhouseCoopers LLP

San Jose, California
February 6, 2006